NPC International, Inc. Reports Second Quarter Results

Overland Park, Kansas, (August 14, 2015) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its second fiscal quarter ended June 30, 2015.

SECOND QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were flat rolling over a decrease of (5.6)% last year.

•	Wendy’s comparable store sales decreased (0.5)% in the 87 stores acquired in fiscal 2013.

*	Adjusted EBITDA (reconciliation attached) was $29.5MM; an increase of $8.6MM or 41% from the prior year.

•	The Company generated net income of $0.1MM compared to a net loss of $1.4MM last year.

YEAR-TO-DATE RESULTS:

•	Pizza Hut comparable store sales decreased (1.6)% rolling over a decrease of (5.1)% last year.

•	Wendy’s comparable store sales were flat for the 87 stores acquired in fiscal 2013.

•	Adjusted EBITDA (reconciliation attached) was $61.8MM; an increase of $11.9MM or 24% from the prior year.

•	Net income was $5.0MM, an increase of $3.5MM from last year.

•	Cash balances were $33.5MM, an increase of $21.4MM from fiscal year end.

•	Our leverage ratio was 4.76X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “Continued commodity deflation in our Pizza Hut business and margin expansion and contributions from acquired stores in our growing Wendy’s business resulted in a 41% increase in EBITDA during the second quarter over the prior year. In addition, our cash balances grew by $21.4 million from fiscal year end due to increased EBITDA and a 25% reduction in our capex spend year-to-date compared to the prior year.

Our Pizza Hut business improved its sales trend from recent quarters delivering flat comparable store sales this quarter. While this was a welcome change in performance for the business there remains significant work to be done to improve our competitive position in the category and this quarter was a step in the right direction.

We were disappointed with our slightly negative comparable store sales in our Wendy’s business this quarter. However, we remain enthused about the brand’s direction and positioning in the marketplace and look forward to growing this business organically and through acquisition. To this end we remain on pace to complete our targeted 9 reimages and 3 refreshes this year with 3 reimages completed as of the second quarter. We remain optimistic about this program as the completed image activations are delivering upon expectations.

The significant progress that we made during the second quarter improved our operating results and liquidity resulting in a significant improvement in our leverage position from 4.94X at the end of our first quarter to 4.76X this quarter. We look forward to continued improvement and reporting upon our progress.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended June 30, 2015 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s second quarter earnings conference call will be held Monday, August 17, 2015 at 9:00 am CT (10:00 ET). In addition to a discussion of second quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The international number is 716-247-5763. The access code for the call is 98867386.

For those unable to participate live, a replay of the call will be available until August 24, 2015 by dialing 855-859-2056 or by dialing international at 404-537-3406. The access code for the replay is 98867386.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,262 Pizza Hut units in 28 states and 143 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	June 30, 2015		July 1, 2014

Net product sales (1)	$292,951	100.0%	$273,232	100.0%
Fees and other income (3)	13,285	4.5%	12,674	4.6%
Total sales	306,236	104.5%	285,906	104.6%

Cost of sales (4)	84,605	28.9%	86,404	31.6%
Direct labor (5)	88,363	30.2%	80,957	29.6%
Other restaurant operating expenses (6)	97,158	33.2%	91,506	33.5%
General and administrative expenses (7)	17,412	5.9%	15,684	5.7%
Corporate depreciation and amortization of intangibles	5,262	1.8%	5,097	1.9%
Net facility impairment and closure costs (8)	3,730	1.3%	487	0.2%
Other	355	—%	(532)	(0.2)%
Total costs and expenses	296,885	101.3%	279,603	102.3%
Operating income	9,351	3.2%	6,303	2.3%
Interest expense (9)	10,492	3.6%	10,042	3.7%
Loss before income taxes	(1,141)	(0.4)%	(3,739)	(1.4)%
Income taxes	(1,213)	(0.4)%	(2,365)	(0.9)%

Net income (loss)	$72	—%	$(1,374)	(0.5)%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only) (2):
Pizza Hut	—%		(5.6)%
Wendy's	(0.5)%		n/a

Capital Expenditures	$15,448		$15,859
Cash Rent Expense	$16,930		$15,582

(1)
Net product sales increased 7.2% primarily due to the incremental sales from our Wendy’s units, which were acquired in the last half of 2014. These units contributed sales of $20.7MM, or 7.1% of net product sales during the quarter.

(2)
Comparable store sales are only reported for locations that have been operated by the Company for at least 12 months. Comparable store sales for the 13 weeks ended June 30, 2015 include the 87 Wendy’s units acquired during fiscal 2013.

(3)	Fees and other income increased 4.8% due to increased delivery transactions in our Pizza Hut units compared to the prior year.

(4)
Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs, primarily cheese and meats, which was partially offset by an increase in the relative size of our Wendy’s operation which runs a higher food cost.

(5)
Direct labor, as a percentage of net product sales, increased largely due to higher Pizza Hut labor costs from increased delivery sales mix and higher health insurance expense, partially offset by an increase in the relative size of our Wendy’s operation which runs a lower labor cost. Wendy’s labor costs improved from the prior year largely due to lower workers’ compensation expense and efficiencies in our Wendy’s business.

(6)
Other restaurant operating expenses, as a percentage of net product sales, decreased due to lower costs associated with delivery driver insurance reserves, lower depreciation expense and an increase in the relative size of our Wendy’s operation which has lower operating expenses, partially offset by decreases in development incentives and higher advertising expense on our Pizza Hut operations.

(7)
General and administrative expenses increased due to higher field personnel costs and credit card transaction fees from increased transactions and the Wendy’s restaurants acquired in the back half of 2014.

(8)	Net facility impairment and closure costs increased due to additional asset impairment charges recorded on underperforming units.

(9)	Interest expense increased due to higher average debt outstanding, primarily used to fund the 56-unit Wendy’s acquisition completed in July 2014.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	26 Weeks Ended
	June 30, 2015		July 1, 2014

Net product sales (1)	$588,522	100.0%	$555,535	100.0%
Fees and other income (3)	26,922	4.6%	26,624	4.8%
Total sales	615,444	104.6%	582,159	104.8%

Cost of sales (4)	170,330	28.9%	174,311	31.4%
Direct labor (5)	177,008	30.1%	164,426	29.6%
Other restaurant operating expenses (6)	192,875	32.8%	181,125	32.6%
General and administrative expenses (7)	34,114	5.8%	31,143	5.6%
Corporate depreciation and amortization of intangibles	10,509	1.8%	10,194	1.8%
Net facility impairment and closure costs	4,677	0.8%	568	0.1%
Other	393	—%	(308)	—%
Total costs and expenses	589,906	100.2%	561,459	101.1%
Operating income	25,538	4.4%	20,700	3.7%
Interest expense (9)	20,957	3.6%	20,204	3.6%
Income before income taxes	4,581	0.8%	496	0.1%
Income taxes	(466)	(0.1)%	(1,086)	(0.2)%

Net income	$5,047	0.9%	$1,582	0.3%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only) (2):
Pizza Hut	(1.6)%		(5.1)%
Wendy's	—%		n/a

Capital Expenditures	$26,466		$35,105
Cash Rent Expense	$33,982		$31,193

(1)
Net product sales increased 5.9% primarily due to the incremental sales of our Wendy’s units, which were acquired in the last half of 2014. These units contributed sales of $40.0MM, or 6.8% of net product sales during the period. This was partially offset by a 1.6% decrease in Pizza Hut comparable store sales.

(2)
Comparable store sales are only reported for locations that have been operated by the Company for at least 12 months. Comparable store sales for the 26 weeks ended June 30, 2015 include the 87 Wendy’s units acquired during fiscal 2013.

(3)	Fees and other income increased 1.1% due to increased delivery transactions in our Pizza Hut units compared to the prior year.

(4)
Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs, primarily cheese and meat, partially offset by an increase in the relative size of our Wendy’s operation which runs a higher food cost.

(5)
Direct labor, as a percentage of net product sales, increased largely due to higher Pizza Hut labor costs from increased delivery sales mix, higher health insurance expense and the deleveraging effect of negative comparable store sales on fixed costs for our Pizza Hut operations, partially offset by an increase in the relative size of our Wendy’s operation which runs a lower labor cost.

(6)
Other restaurant operating expenses, as a percentage of net product sales, increased due to decreases in development incentives and higher advertising expense for our Pizza Hut operations, partially offset by an increase in the relative size of our Wendy’s operation which has lower operating expenses.

(7)
General and administrative expenses increased due to higher field personnel costs and credit card transaction fees from increased transactions and the Wendy’s restaurants acquired in the back half of 2014.

(8)	Net facility impairment and closure costs increased due to additional asset impairment charges recorded on underperforming units.

(9)	Interest expense increased due to higher average debt outstanding, primarily used to fund the 56-unit Wendy’s acquisition completed in July 2014.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2015	December 30, 2014
Assets
Current assets:
Cash and cash equivalents	$33,483	$12,063
Other current assets	41,112	49,847
Total current assets	74,595	61,910

Facilities and equipment, net	198,404	198,122
Franchise rights, net	629,770	639,045
Other noncurrent assets	334,024	337,278
Total assets	$1,236,793	$1,236,355
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$106,344	$102,983
Current portion of debt	4,158	4,158
Total current liabilities	110,502	107,141

Long-term debt	588,144	591,263
Other noncurrent liabilities	266,075	270,926
Total liabilities	964,721	969,330
Members' equity	272,072	267,025
Total liabilities and members' equity	$1,236,793	$1,236,355

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	26 Weeks Ended
	June 30, 2015	July 1, 2014

Operating activities
Net income	$5,047	$1,582
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	31,079	30,935
Amortization of debt issuance costs	1,961	1,928
Deferred income taxes	(4,989)	(1,281)
Net facility impairment and closure costs	4,677	568
Other	473	(584)
Changes in assets and liabilities, excluding acquisitions:
Assets	5,172	(391)
Liabilities	5,629	8,526
Net cash provided by operating activities	49,049	41,283
Investing activities
Capital expenditures	(26,466)	(35,105)
Proceeds from sale-leaseback transactions	1,408	—
Proceeds from disposition of assets	548	2,373
Net cash used in investing activities	(24,510)	(32,732)
Financing activities
Net payments under revolving credit facility	—	(7,000)
Payments on term bank facilities	(3,119)	(1,665)
Issuance of debt	—	40,000
Debt issue costs	—	(693)
Stock purchase NPC	—	(60)
Payment of accrued purchase price to sellers	—	(10,875)
Net cash (used in) provided by financing activities	(3,119)	19,707
Net change in cash and cash equivalents	21,420	28,258
Beginning cash and cash equivalents	12,063	20,035
Ending cash and cash equivalents	$33,483	$48,293

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 30, 2015	July 1, 2014	June 30, 2015	July 1, 2014
Adjusted EBITDA:
Net income (loss)	$72	$(1,374)	$5,047	$1,582
Adjustments:
Interest expense	10,492	10,042	20,957	20,204
Income taxes	(1,213)	(2,365)	(466)	(1,086)
Depreciation and amortization	16,146	15,887	31,079	30,935
Pre-opening expenses and other	769	(125)	1,218	447
Net facility impairment and closure costs	3,730	487	4,677	568
Development incentives	(500)	(1,660)	(740)	(2,800)
Adjusted EBITDA (1)	$29,496	$20,892	$61,772	$49,850
Adjusted EBITDA Margin(2)	10.1%	7.6%	10.5%	9.0%

Free Cash Flow:
Net cash provided by operating activities	$24,599	$16,510	$49,049	$41,283
Adjustments:
Capital expenditures	(15,448)	(15,859)	(26,466)	(35,105)
Free Cash Flow (3)	$9,151	$651	$22,583	$6,178

Unit Count Activity

	26 Weeks Ended			26 Weeks Ended
	June 30, 2015			July 1, 2014
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,420	143	1,277	1,354	91	1,263
Acquired	—	—	—	—	—
Developed(4)	7	—	7	12	—	12
Closed(4)	(20)	—	(20)	(11)	(1)	(10)
Sold	(2)		(2)	—	—	—
End of period	1,405	143	1,262	1,355	90	1,265

Equivalent units (5)	1,409	143	1,266	1,350	91	1,259

(1) The Company defines Adjusted EBITDA as consolidated net income (loss) plus interest, income taxes, depreciation and amortization, pre-opening expenses and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For Pizza Hut, five units and three units were relocated or rebuilt and are included in both the developed and closed totals above for the 26 weeks ended June 30, 2015, and July 1, 2014, respectively. The closed units for the 26 weeks ended June 30, 2015 include two units which are being relocated and will re-open upon completion.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213